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                                                                    Exhibit 10.5


              AMENDED AND RESTATED
              DETROIT REAL ESTATE BOARD FORM--
              BUSINESS PROPERTY LEASE                                 FORM 113-A

                    (1) This Lease Made as of this 25th day of June 1996 by and between C. LANE MALLY the Lessor, hereinafter designated as the Landlord, and MALLYCLAD CORPORATION, a Michigan corporation the Lessee, hereinafter designated as the Tenant.

Description         (2) WITNESSETH:  The Landlord, in consideration of the rents to be paid and the covenants and agreements to be performed by the Tenant, does hereby lease unto the Tenant the following described premises situated in the City of Madison Heights, County of Oakland and State of Michigan,

              to-wit:

                    A portion of the Building located at 31301 Mally Road consisting of 34,306 square feet.

Terms               (3) For the term of five (5) years from and after the first day of January 1994.

Rent fully to be completed and ended, the Tenant yielding and paying during the continuance of this lease unto the Landlord for rent of said premises for said term, the sum of Eight Hundred Fifty-Seven Thousand Six Hundred Fifty Dollars ($857,650.00) in lawful money of the United States payable in monthly installments in advance, upon the first day of each and every month as follows: $14,295.00. Landlord acknowledges that all rent and other obligation has been paid through June 25, 1996 and the next regular installment of rent is due on July 1, 1996.

Rent                (4) The Tenant hereby hires the said premises for the said term as above mentioned and covenants well and truly to pay, or cause to be paid unto the Landlord at the dates and times above mentioned, the rent above reserved.

Insurance           (5) See Addendum.

                    (6) If the Tenant shall default beyond any applicable cure or grace period in any payment or expenditure other than rent required to be paid or expended by the Tenant under the terms hereof, the Landlord may at his option make such payment or expenditure, in which event the amount thereof shall be payable as rental to the Landlord by the Tenant on the next ensuing rent day together with interest at 11% per annum from the date of such payment or expenditure by the Landlord and on default in such payment the Landlord shall have the same remedies as on default in payment of rent.

                    (7) All payments of rent or other sums to be made to the
              Landlord shall be made at such place as the Landlord shall designate in writing from time to time.




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Assignment          (8) The Tenant covenants not to assign or transfer this
              lease or hypothecate or mortgage the same or sublet said premises or any part thereof without the written consent of the Landlord. Any assignment, transfer, hypothecation, mortgage or subletting without said written consent shall give the Landlord the right to terminate his lease and to re-enter and repossess the leased premises. See Addendum.

Bankruptcy and
Insolvency          (9) The Tenant agrees that if the estate created hereby
              shall be taken in execution, or by other process of law, or if the Tenant shall be declared bankruptcy or insolvent, according to law, or any receiver be appointed for the business and property of the Tenant, or if any assignment shall be made of the Tenant's property for the benefit of creditors, then and in such event this lease may be cancelled at the option of the Landlord.

Right to
Mortgage            (10) The Landlord reserves the right to subject and
              subordinate this lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the said premises and on the land and buildings of which the said premises are a part or upon any buildings hereafter placed upon the land of which the leased premises form a part. And the Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be reasonably required desired by the Landlord and any mortgagees or proposed mortgagees. In no event shall Tenant's rights under this Lease be disturbed by such mortgagee as long as Tenant is not in default hereunder.

Use and
Occupancy           (11) It is understood and agreed between the parties hereto that said premises during the continuance of this lease shall be used and occupied for industrial, office and warehouse use and for no other purpose or purposes without the written consent of the Landlord, and that the Tenant will not use the premises for any purpose in violation of any law, municipal ordinance or regulation.

Fire                (12) It is understood and agreed that if the premises hereby leased be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, the Landlord will repair and restore the same to good tenantable condition with reasonable dispatch, and that the rent herein provided for shall abate entirely in case the entire premises are untenantable and pro rata for the portion rendered untenantable, in case a part only is untenantable, until the same shall be restored to a tenantable condition; provided, however, that if the Tenant shall fail to adjust his own insurance or to remove his damaged goods, wares, equipment or property within a reasonable time, and as a result thereof the repairing and restoration is delayed, there shall be abatement of rental during the period of such resulting delay, and provided further that if the Tenant shall use any part of the leased premises for storage during the period of repair a reasonable charge shall be made therefor against the Tenant, and provided further that in case the leased premises, or the building of which they are a part, shall be destroyed to the extent of more than one-half of the value thereof, the Landlord or Tenant may at his option terminate this lease forthwith by a written notice to the Tenant.

Repairs       See Addendum


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Insurance     See Addendum

Tenant to
Indemnify     See Addendum

Repairs and
Alterations         (15) Except as provided in Paragraph 13 hereof, the Tenant further covenants and agrees that he will, at his own expense, during the continuation of this lease, keep the said premises and every part thereof in as good repair and at the expiration of the term yield and deliver up the same in like condition as when taken, reasonable use and wear thereof and damage by the elements and casualty excepted. The Tenant shall not make any alterations, additions or improvements to said premises other than improvements which are cosmetic in nature (e.g., carpeting, wallpaper, painting, etc.) without the Landlord's written consent and all alterations, additions or improvements made by either of the parties hereto upon the premises, except movable office furniture and trade fixtures put in at the expense of the Tenant, shall be the property of the Landlord, and shall remain upon and be surrendered with the premises at the termination of this lease, without molestation or injury.

                    The Tenant covenants and agrees that if the demised premises consists of only a part of a structure owned or controlled by the Landlord, the Landlord may enter the demised premises at reasonable times and install or repair pipes, wires and other appliances or make any repairs deemed by the Landlord essential to the use and occupancy of other parts of the Landlord's building.

Eminent Domain      (16) If the whole or any part of the premises hereby leased shall be taken by any public authority under the power of eminent domain then the term of this lease shall cease on the part so taken from the day the possession of that part shall be required for any public purpose and the rent shall be paid up to that day and from that day the Tenant shall have the right either to cancel this lease and declare the same null and void or to continue in the possession of the remainder of the same under the terms herein provided, except that the rent shall be reduced in proportion to the amount of the premises taken. All damages awarded for such taking shall be awarded to the Landlord as compensation for diminution in value to the leasehold or to the fee of the premises herein leased; provided, however, that the Landlord shall not be entitled to any portion of the award made to the tenant for loss of business.

Reservation         (17) The Tenant shall not erect any structure for storage or any aerial, or use the roof for any purpose without the consent in writing of the Landlord.

Care of
Premises            (18) The Tenant shall not perform any acts or carry on any practice which may injure the building and shall keep premises under his control clean and free from rubbish, dirt, at all times, and it is further agreed that in the event the Tenant shall not comply with these provisions, the Landlord may enter upon said premises and have rubbish, dirt and ashes removed, in which event the Tenant agrees to pay all charges that the Landlord shall pay for hauling rubbish, ashes and dirt. Said charges shall be paid to the Landlord by the Tenant as soon as bill is presented to him.

              See Addendum.


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Condition of
Premises at
Time of Lease       (20) The Tenant further acknowledges that he has examined
              the said leased premises prior to the making of this lease, and knows the condition thereof, and that no representations as to the condition or state of repairs thereof have been made by the Landlord, or his agent, which are not herein expressed, and the Tenant hereby accepts the leased premises in their present condition at the date of the execution of this lease.

                    (21) The Landlord shall not be responsible or liable to the
              Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the premises hereby leased or any part of the building of which the leased premises are a part or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas, sewer or steam pipes, unless caused by the negligence or willful misconduct of Landlord, its agents or contractors.

Re-Renting          (22) The Tenant hereby agrees that for a period commencing
              180 days prior to the termination of this lease, the Landlord may show the premises to prospective Tenants, and 180 days prior to the termination of this lease, may display in and about said premises and in the windows thereof, the usual or ordinary "TO RENT" signs.

Holding Over        (23) It is hereby agreed that in the event of the Tenant
              herein holding over after the termination of this lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary.

Gas, Water,
Heat,
Electricity         (24) The Tenant will pay all charges made against said
              leased premises for gas, water, heat and electricity during the continuance of this lease, as the same shall become due.

Advertising
Display             (25) It is further agreed that all signs and advertising
              displayed in and about the premises shall be such only as advertise the business carried on upon said premises, and that the Landlord shall control the character and size thereof, and that no sign shall be displayed excepting such as shall be approved in writing by the Landlord, and that no awning shall be installed or used on the exterior of said building unless approved in writing by the Landlord.

Access to
Premises            (26) The Landlord shall have the right to enter upon the
              leased premises at all reasonable hours for the purpose of inspecting the same. If the Landlord reasonably deems any repairs necessary and such repairs are Tenant's obligation under this Lease, he may demand that the Tenant make the same and if the Tenant refuses or neglects forthwith to commence such repairs and complete the same with reasonable dispatch the Landlord may make or cause to be made such repairs and shall not be responsible to the Tenant for any loss or damage that may accrue to his stock or business by reason thereof, and if the Landlord makes or causes to be made such repairs the Tenant agrees that he will forthwith on demand pay to the Landlord the cost thereof with interest at 11% per annum, and if he shall make default in such payment the Landlord shall have the remedies provided in Paragraph 6 hereof.


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Re-Entry            (27) In case any rent shall be due and unpaid or if default be made in any of the covenants herein contained, or if said leased premises shall be deserted or vacated, then it shall be lawful for the Landlord, his certain attorney, heirs, representatives and assigns, to re-enter into, re-possess said premises and the Tenant and each and every occupant to remove and put out in any manner provided by law. If Tenant vacates the premises, Tenant shall maintain reasonable levels of utility service.

Quiet
Enjoyment           (28) The Landlord covenants that the said Tenant, on payment of all the aforesaid installments and performing all the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premised for the term aforesaid.

Expenses--
Damages
Re-Entry           (29) In the event that the Landlord shall, during the period covered by this lease, obtain possession of said premises by re-entry, summary proceedings, or otherwise, the Tenant hereby agrees to pay the Landlord the reasonable expense incurred in obtaining possession of said premises, and also all reasonable expenses and commissions which may be paid in and about the letting of the same, and all other damages.

Remedies and
Exclusive           (30) It is agreed that each and every of the rights,
              remedies and benefits provided by this lease shall be cumulative, and shall not be exclusive of any other of said rights, remedies and benefits, or of any other rights, remedies and benefits allowed by law.

Waiver              (31) One or more waivers of any covenant or condition by the
              Landlords shall not be construed as a waiver of a further breach of the same covenant or condition.

Delay of
Prosecution   Text Deleted.

Notices             (33) Whenever under this lease a provision is made for
              notice of any kind it shall be deemed sufficient notice and service thereof if such notice to the Tenant is in writing addressed to the Tenant at his last known Post Office address or at the leased premises and deposited in the mail with postage prepaid and if such notice to the Landlord is in writing addressed to the last known Post Office address of the Landlord and deposited and deposited in the mail with postage prepaid. Notice need be sent to only one Tenant or Landlord where the Tenant or Landlord is more than one person.

                    (34) It is agreed that in this lease the word "he" shall be used as synonymous with the words "she," "it" and "they," and the word "his" synonymous with the words "her," "its" and "their."

                    (35) The covenants, conditions and agreements made and
              entered into by the parties hereto are declared binding on their respective heirs, successors, representatives and assigns.

                    (36) In the event security is given, Paragraph 37 of the
              last page shall be deemed a part of this lease.

              See Addendum attached hereto and incorporated herein by reference.


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                    IN WITNESS WHEREOF, the parties have hereunto set their
              hands and seals the day and year first above written.

              WITNESSED BY:                            LANDLORD:

                                       /s/ C. Lane Mally                  (L.S.)
              --------------------     -----------------------------------
                                       C. LANE MALLY
                                                                          (L.S.)
              --------------------     -----------------------------------
                                       TENANT:
                                                                          (L.S.)
              --------------------     -----------------------------------
                                       MALLYCLAD CORPORATION
                                       /s/George S. Hofmeister, Chairman  (L.S.)
              --------------------     -----------------------------------
                                       Richard L. Pangrazzi
                                                                          (L.S.)
                                       -----------------------------------

                    IN CONSIDERATION of the letting of the premises in the
              foregoing instrument described, and for the sum of one dollar, to _______________ paid _______________ do hereby become surety for the punctual payment of the rent and performance of the covenants in said instrument mentioned, to be paid and performed by the second part _______________ therein named; and if any default shall at any time be made therein do hereby promise and agree to pay unto the part _____ of the first part named in said instrument, the said rent and arrears thereof that may be due, and fully satisfy the condition of said instrument, and all damages that may occur by reason of the non-fulfillment thereof, without requiring notice or proof of the demand being made. The Landlord shall not be held to strict construction adopted in cases of principal and surety. The surety shall not have the right to claim discharge, or plead by way of defense any extension of time given by the Landlord, failure of the Landlord to give notice of default, receipt by the Landlord of securities from the Tenant, failure of the Landlord to pursue the Tenant and his property with due diligence or to apply other remedies and other securities which may possibly be available to the Landlord and any direct release, unless it be in writing duly authorized and executed.

                    WITNESS _______ hand ___________ and seal _________ this
              _______________ day of 19__.

                                                      _______________ (L.S.)




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              STATE OF MICHIGAN  )
                                 ) ss.
              COUNTY OF ______   )


                    On this _________ day of ____________, in the year of our
              Lord One Thousand Nine Hundred and ________________ before me, a ___________________ in and for said County, appeared
              _______________________ to me personally known, who, being by me sworn, did (1) ___________________ say that (2)
              ___________________ the ___________________ of ___________________
              the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said ___________________ acknowledges said instrument to be the free act and deed of said corporation.


                                                 _______________________________
                                                 Notary Public  County, Michigan

              My Commission Expires

              NOTE: If more than one officer acknowledges, insert at (1) "each for himself" and (2) "they are respectively"

                               SECURITY PROVISION
                  Paragraph 37 (Refer to Paragraph 36 of Lease)

                    The Landlord herewith acknowledges the receipt of None
              Dollars ($0.00), which he is to retain a security for the faithful performance of all of the covenants, conditions, and agreements of this lease, but in no event shall the Landlord be obligated to apply the same upon rents or other charges in arrears or upon damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at his option; and the Landlord's right to the possession of the premises for non- payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this lease is to be returned to the Tenant when this lease is terminated, according to these terms, and in no event is the said security to be returned until the Tenant has vacated the premises and delivered possession to the Landlord.



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                    In the event that the Landlord repossesses himself of the
              said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants,conditions, and agreements of this lease, the Landlord may apply the said security upon all damages suffered to the date of said repossession and may retain the said security to apply upon such damages as may be suffered or shall accrue thereafter by reason of the Tenant's defaults or breach. The Landlord shall not be obliged to keep the said security as a separate fund, but may mix the said security with his own funds.

                                                  LANDLORD:

                                                  /s/ C. Lane Mally       (L.S.)
                                                  ------------------------------
                                                  C. LANE MALLY



=======================================
       Detroit Real Estate Board


        BUSINESS PROPERTY LEASE


Landlord
        -------------------------------

Tenant
      ---------------------------------

Premises
        -------------------------------

From
    -----------------------------------

To
  -------------------------------------


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
           ADDENDUM TO AMENDED AND RESTATED LEASE DATED AS OF JUNE 25,
              1996 BETWEEN C. LANE MALLY ("LANDLORD") AND MALLYCLAD
                 CORPORATION, A MICHIGAN CORPORATION ("TENANT")




         1. CONFLICTS OR INCONSISTENCIES. In the event of any conflict or inconsistency between the terms and conditions of this Addendum to Amended and Restated Lease ("Addendum") and the terms and conditions of the Detroit Board of Realtors Business Property Lease Form 113-A (the "Form Lease") to which this Addendum is attached, the terms and conditions of this Addendum shall control and prevail. The Form Lease and this Addendum are sometimes collectively referred to as the "Lease."

         2.   INSURANCE.

              (a) Landlord shall keep the building located on the premises insured against damage and destruction by fire, vandalism and other perils in the amount of the full replacement value of the building as the value may exist from time to time. The insurance shall include an extended coverage endorsement of the kind customarily required by institutional lenders to repair and restore the building. Tenant shall reimburse Landlord for Tenant's Pro-Rata Share (as hereinafter defined) of the cost of such insurance within thirty (30) days of a written request therefor by Landlord. Such payment request shall be accompanied by a copy of the invoice for such insurance. The insurance for the first and last year of the Lease term shall be equitably prorated by the parties.

              (b) Tenant, at Tenant's own cost and expense, will provide and keep in full force and effect during the term of this Lease, public liability insurance with limits of not less than One Million Dollars ($1,000,000) covering bodily injuries to persons, including death, and loss of or damage to the property of others, in respect of any one occurrence and in the aggregate. Landlord shall have the right to require increases in the amount of such insurance, not more frequently than annually, if reasonably required. Such insurance may be provided under Tenant's blanket comprehensive liability insurance policy. A certificate evidencing such insurance coverage shall be delivered to Landlord prior to the commencement of the Term hereof. Such certificate of insurance will provide for thirty (30) days advance notice in the event of cancellation. Tenant's insurance shall be provided by a company licensed to do business in Michigan and shall be otherwise reasonably acceptable to Landlord.

              (c) Landlord and Tenant do hereby each herewith and hereby release and relieve the other, and waive the entire claim of recovery, for loss of or damage to property arising out of or incident to fire, lightning, and the other perils included in a standard fire insurance policy containing a standard extended coverage and special extended coverage endorsement or under a policy or policies insuring the same perils or perils additional to those already described, when such property constitutes the premises or the building or is in, on or about the premises, building or land on which the building is situated, whether or not such loss or damage is due to the negligence of Landlord or Tenant, their agents, employees, guests, licensees, invitees or contractors. The release and waiver also applies to each party's directors, officers, employees, shareholders, partners and agents.

              (d) Each of Landlord and Tenant shall cause its insurance carriers to waive all rights of subrogation against the other party hereto to the extent of Landlord's or Tenant's undertaking set forth in this Paragraph 2.

         3.   REAL ESTATE TAXES.

              (a) Tenant agrees to pay Tenant's Pro-Rata Share (as hereinafter defined) of any and all real estate taxes and assessments, if any, assessed upon the Building in which the leased premises are located and common areas related thereto, which taxes and/or assessments shall have been assessed and/or become due and payable during the term of this Lease. Tenant shall pay such sums within thirty (30) days of a written request therefor by Landlord, which request will be accompanied by a copy of the tax bill. In no event, however, shall Tenant be obligated to pay any such tax bill sooner than 14 days prior to the date a penalty for nonpayment may be assessed by the taxing authority. Said taxes shall be prorated and adjusted from the date of the Lease commencement and the date of termination of this Lease based on the due date method (i.e., on the basis that such taxes are paid in advance). Tenant shall have the right to contest real estate taxes in any reasonable manner and Landlord agrees to cooperate in connection with any contest of the payment of real estate taxes by Tenant.

              (b) Landlord represents and warrants to Tenant that the premises do not consist of real property reserved for additional construction by Landlord or which does not otherwise service the building located on the premises.

              (c) Landlord may take the benefit of the provisions of any statute or ordinance permitting any assessment to be paid over a period of time and the installments of such assessment, which become due and payable during the term of the Lease, shall be included in the calculation of real estate taxes; provided, however, that in the event that Landlord elects to pay any special assessment in a lump sum, Landlord shall, for purposes of calculating Tenant's Pro-Rata Share of real estate taxes under this Lease, amortize such assessment over the longest period allowed by law to pay such assessment and Landlord may include interest at the rate that would be charged by the assessing authority had Landlord elected to pay such assessment over such longest period.

              (d) As used herein, "Tenant's Pro-Rata Share" shall mean a fraction of the numerator of which is the rentable area of the leased premises and the denomination of which is the rentable area of the Building.


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
         4.   ASSIGNMENT.

              (a) Notwithstanding the provisions of Paragraph 8 of the Form Lease, the Lease may be assigned, or the premises may be sublet, in whole or in part, to (i) any corporation into or with which Tenant may be merged or consolidated, (ii) any corporation which shall be an affiliate, subsidiary, parent or successor of Tenant, (iii) a purchaser of substantially all of Tenant's assets whose financial condition is sufficient, in Landlord's reasonable judgment to permit such purchaser to perform Tenant's executory obligations under this Lease, or (iv) a partnership or limited liability company the majority interests in which shall be owned by stockholders, officers or directors of Tenant. Landlord's written consent shall be required with respect to the transfers described in clauses (ii) and (iv) which consent shall be given if such successor's financial condition is substantially equal to or better than the financial condition of Tenant immediately prior to such transfer.

              (b) The consent by Landlord to any assignment of the Lease shall not be construed as a release of Tenant from its obligations under this Lease except for (i) an assignment made in connection with any of the transactions described in sub clauses (i), (ii) and (iv) of subparagraph (a) above, or (ii) an assignment to a party whose financial condition is sufficient, in Landlord's reasonable judgment, to permit such party to perform Tenant's executory obligations under this Lease. In no event shall any such assignment release Tenant from its obligations under paragraph 6(c)(ii) or for obligations owing to the Landlord maturing prior to the assignment.

         5. NONDISTURBANCE AGREEMENT. Tenant's obligation to subordinate this Lease to the lien of any mortgagee or mortgage now or hereafter placed upon Landlord's interest in the premises is hereby expressly conditioned on the agreement of any such mortgagee to enter into a nondisturbance agreement in form and substance reasonably satisfactory to Tenant. Such nondisturbance agreement shall provide, among other things, that Tenant's quiet and peaceful possession of the premises shall not be disturbed by any such mortgagee as long as Tenant is not in default under this Lease. Landlord shall exercise its best efforts to obtain such nondisturbance agreement within 30 days of the date hereof.

         6.   COMPLIANCE WITH LAWS.

              (a) Landlord's Compliance. Landlord represents and warrants that as of June 25, 1996 the premises and building comply with all applicable laws, ordinances, rules, regulations, building or fire protection codes (collectively, "Applicable Laws"). During the Lease term, Landlord shall comply with all Applicable Laws regarding the premises except to the extent Tenant must comply under subparagraph (b) of this Paragraph 6.


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
              (b)  TENANT'S COMPLIANCE. Tenant shall comply with all Applicable
         Laws:

                     (i) regarding the physical condition of the premises, but only to the extent that the Applicable Laws pertain to the particular manner in which Tenant uses the premises; or

                     (ii) that do not relate to the physical condition of the
              premises but relate to the lawful use of the premises.

              (c)  ENVIRONMENTAL COMPLIANCE.

                     (i) Landlord's Obligations. Landlord shall not cause or permit any Hazardous Material (as defined herein) to be released, brought upon, stored, produced, emitted, disposed of or used upon, about or beneath the building by Landlord, its agents, employees, contractors, invitees or other tenants (other than Vyn-L Corporation) except as permitted under and in full compliance with all environmental laws.

                   Landlord shall indemnify, defend and hold Tenant harmless
              from and against any and all Tenant's Environmental Damages (as defined herein) which arise from: (A) the presence upon, about or beneath the building or premises of any "Hazardous Materials" (as defined herein) or of any chemical substance requiring remediation under any federal, state or local statute, regulation, ordinance or policy; or; (B) the breach of any of the provisions of this Lease. For the purpose of this Lease, "Tenant's Environmental Damages" shall mean: (1) all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the building or premises, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the premises; (2) all sums paid for settlement of claims, attorneys fees, consultant's fees and expert's fees; and (3) all costs incurred by Tenant in connection with investigation of Hazardous Material (as defined herein) upon, about or beneath the building or premises, the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision necessary for Tenant to make full economic use of the premises, or otherwise required under this Lease. Landlord's obligation under this subparagraph shall survive the expiration or termination of this Lease. In no event shall Tenant's Environmental Damages include damages resulting from the breach by Tenant or its subtenants or assigns of their obligations under subparagraph 6(c)(ii) hereof or resulting from the breach by Vyn-L Corporation ("Vyn-L") or its subtenants or assigns of the same environmental covenants contained in an Amended and Restated Lease between Vyn-L and Landlord of even date herewith.

                     (ii) Tenant's Obligations. Neither Tenant nor its agents, employees or contractors shall cause or permit Hazardous Materials to be brought upon, kept, or stored in, on or about the premises, the building except as permitted under and in full compliance with all environmental laws. If Tenant obtains knowledge of the actual or suspected release of Hazardous Material, then Tenant shall promptly notify Landlord of such actual or suspected release. Tenant shall immediately notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant involving a release. If Tenant or its agents, employees or contractors shall cause or permit a release, then Tenant shall promptly notify Landlord of such release and immediately begin investigation and remediation of such release, as required by all environmental laws. Tenant shall indemnify, defend and hold Landlord harmless from and against Landlord's Environmental Damage (as hereinafter defined) arising out of or related to Tenant's breach of the covenants contained in this subparagraph (ii) from and after June 25, 1996. For the purpose of this Lease, "Landlord's Environmental Damages" shall mean: (1) all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in the value of the building or premises, damages for the loss of or restriction on use of rentable or usable space or of any amenity of the premises; (2) all sums paid for settlement of claims, attorneys fees, consultant's fees and expert's fees; and (3) all costs incurred by Landlord in connection with investigation of Hazardous Material (as defined herein) upon, about or beneath the building or premises, the preparation of any feasibility studies or reports and the performance of any cleanup, remediation, removal or restoration work required by any federal, state or local governmental agency or political subdivision necessary for Landlord to make full economic use of the premises, or otherwise required under this Lease. Tenant's obligation under this subparagraph shall survive the expiration or termination of this Lease.

                     (iii) Landlord's Breach of Environmental Covenant. If any
              release of Hazardous Material or the clean up of such release, materially interferes with Tenant's use or occupancy of the premises (other than a release for which Tenant, Vyn-L or their respective agents, employees, contractors or assigns are responsible), then (A) all basic rent and all other charges payable under the Lease shall immediately abate during the period of such interference (based on and to the extent which Tenant's use of the premises is no longer fit for ordinary business purposes (as reasonably determined by Tenant)); and (B) if such interference continues for a period in excess of sixty (60) days or poses a health hazard to Tenant's employees for any period of time, then Tenant, at its option, can terminate this Lease.

                   "Hazardous Material" means any material or substance: (i)
              defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
              Section 9601 et seq. and amendments thereto and regulations promulgated thereunder; (ii) containing gasoline, oil, diesel fuel or other petroleum products; (iii) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act
              (42 U.S.C. Section 6901 et seq.) and amendments thereto and regulations promulgated thereunder; (iv) containing polychlorinated biphenyls (PCBs); (v) containing asbestos; (vi) radioactive; (vii) biological or (viii) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance or policy or which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or policy and any toxic, explosive, corrosive or otherwise hazardous substance, material or waste which is or becomes regulated by any federal, state or local governmental authority, or which causes a nuisance upon or waste to the premises.

         6.   LIABILITY, INSURANCE AND INDEMNITY.

              (d) At and after the commencement date, Tenant agrees to defend, indemnify and hold harmless Landlord from claims for bodily injury, death or property damage arising from incidents which occur on the premises caused by the negligence or willful misconduct of Tenant, its agents, employees or invitees subject to the provisions of Paragraph 2 of this Addendum.

         When the claim results from the joint negligence or willful misconduct of Tenant and Landlord or Tenant and a third party unrelated to Tenant, except Tenant's agents, employees or invitees, Tenant's duty to defend, indemnify and hold Landlord harmless under this subparagraph shall be in proportion to Tenant's allocable share of the joint negligence or willful misconduct subject to the provisions of Paragraph 2 of this Addendum.

              (e) At and after the commencement date, Landlord agrees to defend, indemnify and hold harmless Tenant from claims for bodily injury, death or property damage arising from incidents which occur on the premises caused by the negligence or willful misconduct of Landlord, its agents, employees or invitees subject to the provisions of Paragraph 2 of this Addendum.

         When the claim results from the joint negligence or willful misconduct of Landlord and Tenant or Landlord and a third party unrelated to Landlord, except Landlord's agents, employees or invitees, Landlord's duty to defend, indemnify and hold Tenant harmless under this subparagraph shall be in proportion to Landlord's allocable share of the joint negligence or willful misconduct subject to the provisions of Paragraph 2 of this Addendum.

         7.   REPAIRS.

              (f)  Except as otherwise provided under this Lease, Tenant shall:

                     (i) keep the premises (including the cranes located therein) and the north parking lot in the same condition and state of repair which existed as of the commencement date, ordinary wear and tear, loss by fire, the elements or other casualty and loss due to the negligent or willful misconduct of Landlord or any other tenant of the Building (other than Vyn-L) or their respective agents, contractors or invitees excepted;

                     (ii) make repairs and replacements to the premises or building needed because of Tenant's misuse or negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance or the insurance Landlord is required to carry under this Lease, whichever is greater; and

                     (iii) Tenant shall arrange to have the lobby cleaned
              periodically.

              (g) Except for the repairs that Tenant must make under Paragraph 8(a), Landlord shall pay for and make all other repairs and replacements to the premises, common areas and Building. Landlord shall make the repairs and replacements and perform such other maintenance service in order to maintain the Building in a condition comparable to other industrial buildings of comparable age and quality in the Troy Madison Heights area. The maintenance shall include the roof, foundation, exterior walls, all structural components and all Building systems. Landlord shall keep the common areas and all other areas under the control of Landlord (including all roads, yards and parking areas) clean and free from rubbish, dirt snow and ice at all times. Tenant agrees to reimburse Landlord for Tenant's Pro-Rata Share of the reasonable cost of day-to-day maintenance of the building's heating, ventilating, air conditioning, electrical and mechanical system as well as minor repair to the private road servicing the Building (such as repair of potholes), provided, however, that in no event shall Tenant be responsible for reimbursing Landlord for maintenance or repair expenditures of a capital nature as determined in accordance with generally accepted accounting principles. Tenant shall also reimburse Landlord for Tenant's Pro-Rata Share of the reasonable costs of snow removal and lawn service.

         8. CONSENT OF LANDLORD. Whenever Tenant is required to obtain the consent or approval of Landlord as to any matter, decision or request described in the Lease, Landlord agrees not to unreasonably withhold or delay its decision beyond fifteen (15) days. In the event that Landlord fails to respond to any such request within such fifteen-day period, then such consent or approval shall be deemed approved. In the event that Landlord's discretion is required to be exercised as to any matter other than a consent or approval described above, then Landlord agrees to exercise such discretion in a reasonable manner.

         9. ATTORNEYS FEES. In any litigation between the parties regarding the Lease, the losing party shall pay to the prevailing party all reasonable expenses and court costs, including reasonable attorneys' fees incurred by the prevailing party to the extent determined by the presiding judge. A party shall be considered the prevailing party if:

              (h) it initiated the litigation and substantially obtains the relief it sought, either through a judgment or the losing party's voluntary action before trial or judgment, unless otherwise expressly agreed to in writing;

              (i) the other party withdraws its action without substantially obtaining the relief it sought; or

              (j) it did not initiate the litigation and judgment is entered for either party, but without substantially granting the relief sought.

         10. LANDLORD'S TITLE. Landlord represents, warrants and covenants that it has lawful title to the premises in fee simple, that the premises are free and clear of any and all liens, mortgages or other encumbrances (except a mortgage held by First of America Bank) and that Landlord has the right and power to make this Lease for the term aforesaid. Landlord further represents and warrants to Tenant that the premises as of the commencement date will be fit for the purpose intended.

         11. EVENT OF DEFAULT. Tenant shall not be deemed to be in default under this Lease unless (a) Tenant fails to pay any installment of rent when due for a period of ten (10) days following written notice of nonpayment from Landlord; or (b) Tenant fails to perform any other obligation required to be performed by Tenant under this Lease for a period of thirty (30) days following Tenant's receipt of written notice of such other default from Landlord. To the extent such other default cannot reasonably be cured within a thirty (30) day period, no default shall exist if Tenant begins to cure such default within such thirty (30) day period and thereafter diligently proceeds to cure such default.

         12. SIGNAGE. Tenant shall have the right to place a sign on the building located on the premises subject to compliance with applicable sign ordinances. Landlord may place signs in other parts of the Building after first obtaining Tenant's prior written consent, which consent shall not be unreasonably withheld.

         13. DAMAGE TO PREMISES. Paragraph 12 of the Form Lease is hereby restated in its entirety as follows:

              "(12) It is understood and agreed that if the premises hereby leased be damaged or destroyed in whole or in part by fire or other casualty during the term hereof, that Landlord will repair and restore the same to good tenantable condition with reasonable dispatch and that the rent herein provided for shall abate entirely in case the entire premises are untenantable. As used herein, "untenantable" shall mean that the premises are not reasonably fit for the conduct of Tenant's business operations. If less than all of the premises are rendered untenantable by virtue of the fire or other casualty, then Tenant shall be entitled to a prorata abatement of rent unless the portion rendered untenantable is so situated that Tenant's entire business operations are materially adversely affected, in which event Tenant shall be entitled to a full rental abatement. Tenant shall not be entitled to an abatement of rent during any period of delay caused by Tenant's failure to adjust its own insurance and/or Tenant's failure to remove its damaged goods, wares, equipment or property from the premises within a reasonable time. In the event that the damage to the premises is so extensive that Landlord, using reasonable efforts, will be unable to repair and restore the premises within one hundred twenty (120) days (or, if Landlord is preceding with due diligence, such reasonable additional time as may be reasonably required under the circumstances not to exceed 180 days in total) of the date of the casualty, then either party shall have the right to terminate this Lease by delivering written notice to the other. Upon delivery of such written notice, this Lease shall automatically terminate and neither party shall have any further obligation to the other except for those provisions which by their terms are intended to survive termination and except for obligations maturing prior to the loss."

         14.  OPTION TO EXTEND TERM.

              (k) Grant of Option. Tenant shall have the option to extend the term of this Lease for 2 additional periods of 3 years each (each a "Renewal Term"), as follows:

                   (i) Upon the expiration date of the initial term, Tenant may extend the term of this Lease for the first Renewal Term (the "First Renewal Term") by delivering written notice to Landlord of Tenant's exercise of such option not less than one hundred eighty
              (180) days prior to the expiration date.

                   (ii) Upon the expiration of the First Renewal Term, Tenant may extend the term of this Lease for an additional 3 year period by delivering written notice to Landlord of Tenant's exercise of such option not less than one hundred eighty (180) days prior to the expiration of the First Renewal Term.

                   (iii) Tenant shall not be entitled to extend the term of this
              Lease if Tenant is in default under this Lease at the time Tenant exercises the applicable option.

              (l) Adjusted Base Rent. Tenant's possession of the leased premises during each Renewal Term, if any, shall be under and subject to all of the terms, covenants and conditions set forth in this Lease, with the exception that the annual base rent for each Renewal Term shall be adjusted as follows:

                   (i) The annual base rent for each Renewal Term shall be determined by multiplying (a) the annual base rent payable by Tenant during the last year of initial term or the last year of the First Renewal Term, as applicable, by (b) a fraction, the numerator of which shall be the Base Index (as hereinafter defined) for the second full calendar month which precedes the commencement date of the applicable Renewal Term, and the denominator of which shall be the Base Index for the thirty eighth full calendar month which precedes such commencement date.

                   (ii) As used herein, the term "Base Index" shall mean and refer to the United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for all Urban Consumers (CPI-U) (1982-1984 = 100) for Detroit - Ann Arbor, Michigan, or the successor such index. If the Base Index ceases to use the 1982-1984 average equaling 100 as the basis of calculation or if a change is made in the term or number of items contained in the Base Index, or if the Base Index if altered, modified, converted or revised in any other way, then the Base Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Base Index, in effect at the date of this Lease, not been altered. If the Base Index is not published by the Bureau of Labor Statistics or another governmental agency at any time during the term of this Lease, then any substitute or successor index published by the Bureau of Labor Statistics or other governmental agency of the United States, and similarly adjusted as aforesaid, shall be used. If the Base Index (or successor or substitute index similarly adjusted) is not available, a reliable governmental or other reputable publication selected by Landlord and Tenant shall be used. If the Base Index is not published for any month for which a computation is required to be made under subparagraphs (b)(i) and (ii) above, then the Base Index for the closest preceding month for which a Base Index is available shall be used.

                   (iii) In the event Landlord lacks sufficient data to
              determine the base rent for the Renewal Term, Tenant shall continue to pay the monthly rent, and all other charges payable, immediately prior to the commencement of the Renewal Term. As soon as Landlord obtains the necessary data, it shall determine the base rent for the Renewal Term and notify Tenant of such adjustments in writing. If the amounts due following the commencement of such Renewal Term exceed the amount previously paid by Tenant for such period, Tenant shall forthwith pay the difference to Landlord within thirty (30) days of a written demand therefor.

                   (iv) The parties acknowledge that an adjacent suite is being leased by Landlord to Vyn-L Corporation, which is an affiliate of Tenant. The Vyn-L suite is not separated from the premises by partitions. In the event either the premises or the Vyn-L suite is leased or licensed, to a third party by Landlord, or a third party occupies the Vyn-L suite through Landlord, then Landlord shall cause a partition to be constructed separating the Vyn-L suite from the premises. Such construction shall be performed with due diligence during normal business hours and in a manner as to minimize interference with Tenant's business.

         15. LEASE STATUS. Landlord acknowledges and agrees that the Lease is currently in full force and effect, that Tenant has performed all of its obligations under the Lease through the date hereof and Landlord has no claim against Tenant arising in connection with any breach of the Lease by Tenant or otherwise relating to the landlord/tenant relationship or Tenant's occupancy of the Leased Premises.

         16. LATE PAYMENTS. Tenant shall pay Landlord a late payment fee equal to four (4%) percent of any payment (not to exceed $200), which is not paid within ten (10) days of the due date.

         17. SECOND FLOOR SPACE. The parties acknowledge that the premises include space on the second floor of the Building which Tenant has been occupying (the "Second Floor Space"). As rent for the Second Floor Space, Tenant shall continue to pay Landlord the sum of $250 per month during the term of the lease as the same may be extended. Tenant shall have the right to discontinue its lease of the Second Floor Space upon 30 days prior written notice to Landlord in which event Tenant shall be relieved of all obligations with respect to the Second Floor Space including the obligation to pay rent for the Second Floor Space. The Second Floor Space shall not be included in calculating Tenant's Pro-Rata Share.

         18. NORTH PARKING LOT. Tenant shall have exclusive use of the north parking lot during the term of the Lease.


                                        LANDLORD:



                                        By: /s/ C. Lane Mally
                                            -----------------------------------
                                                C. Lane Mally

                                        TENANT:

                                        MALLYCLAD CORPORATION, a Michigan
                                        corporation



                                        By: /s/ George S. Hofmeister
                                            -----------------------------------

                                               Its:Chairman
                                                   ----------------------------